UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 11, 2015

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On June 11, 2015, Dermira, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of the Company’s common stock voted to elect three directors, each to serve a three-year term expiring at the 2018 annual meeting of stockholders and until such director’s successor has been duly elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non- Votes
Matthew K. Fust	20,259,299	373,716	309,992
Wende S. Hutton	20,260,121	372,894	309,992
William R. Ringo	20,206,131	426,884	309,992

(2) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Shares Voted in Favor:	20,939,946
Shares Voted Against:	1,840
Shares Abstaining:	1,221

(3) Holders of the Company’s common stock voted to re-approve the Internal Revenue Code Section 162(m) limits of the Company’s 2014 Equity Incentive Plan as follows:

Shares Voted in Favor:	15,735,556
Shares Voted Against:	4,897,459
Shares Abstaining:	0
Broker Non-Votes:	309,992

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: June 16, 2015	By:	/s/Andrew L. Guggenhime
	Name:	Andrew L. Guggenhime
	Title:	Chief Operating Officer and Chief Financial Officer

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